                                                    Exhibit 99.1

MANAGEMENT'S ASSERTION CONCERNING COMPLIANCE

As of and for the year ended October 31, 2003, Navistar Financial
Corporation has complied, in all material respects, with the minimum servicing standards for the Navistar Financial Dealer Note
Master Trust ("Trust") included in the accompanying Appendix I, as set forth in the Pooling and Servicing Agreement for the Trust dated June 8, 1995.

December 18, 2003

By: /s/PHYLLIS E. COCHRAN
       Phyllis E. Cochran
       Chief Executive Officer and General Manager
       (Principal Executive and Operations Officer and Director and
       Authorized Signatory for Navistar Financial Corporation)

By: /s/ANDREW J. CEDEROTH
       Andrew J. Cederoth
       Vice President and Treasurer
       (Principal Financial Officer and Director and Authorized
       Signatory for Navistar Financial Corporation)

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APPENDIX I

MINIMUM SERVICING STANDARDS OF NAVISTAR FINANCIAL DEALER NOTE
MASTER TRUST

The Servicer will

1.  Service and  administer  the Dealer Notes and collect  payments in accordance with it customary and usual servicing procedures

2.  Maintain sufficient insurance on the vehicles

3.  Maintain the original dealer note

4.  Clearly  identify  each dealer note  transferred  to the Master
    Trust in its computer records.

5.  Deposit collections  into  the  Collections  Account as defined by the agreement

6.  Establish  appropriate  accounts for the  administration of the servicing  agreement  and  maintain  adequate  records of those accounts

7.  Direct the Master  Trust  Trustee  to invest  account  deposits maintained overnight or longer only in eligible investments

8.  Apply  and  allocate  collections  and  other  amounts  between investor classes, Seller and Servicer

9.  Prepare  and  deliver,  as  prescribed  by the  agreement,  the monthly servicing and settlement statement when due

10. Provide to the Master Trust Trustee, around or about April 15th, an  opinion  from an  independent  public  accountant  that the
    Servicer  has  sufficient  internal  controls  to  prevent  and detect material errors

11. Provide to the Master Trust Trustee, around or about April 15th, an  opinion  from an  independent  public  accountant  that all calculations in the monthly  servicer  certificates  agree with the Servicer's computer reports

12. Determine  and  provide  notice  to  the  appropriate   parties
    regarding accumulation periods, as appropriate

13. Determine and provide notice to the appropriate  parties of any
    Servicer defaults or breach of Seller covenants

14. Under  specified  conditions  indemnify  the  Master  Trust and
    Master Trust Trustee